News Release

For Further Information:

Jessica Gulis, 248.559.0840

ir@cnfrh.com

Conifer Holdings Reports 2023 Fourth Quarter and Year End Financial Results; Announces Strategic Shift to Production Based Revenue

Company to Host Conference Call at 8:30 AM ET on Friday, April 5, 2024

Troy, MI, April 4, 2024 – Conifer Holdings, Inc. (Nasdaq: CNFR) (“Conifer” or the “Company”) today announced results for the fourth quarter and year ended December 31, 2023.

Year End 2023 Financial Highlights (compared to the prior year period)

•
Gross written premium increased 4.2% to $143.8 million
•
Net investment income increased 81.6% to $5.5 million
•
Expense ratio improved 130bps to 37.1%

Management Comments

Nick Petcoff, CEO of Conifer, commented, "Much of our recorded loss for the 2023 year was realized in the fourth quarter alone, as we further strengthened our reserve position in efforts to put adverse development behind us. The remainder of the loss was largely driven by earlier in the year convective storm losses from the Oklahoma homeowners business, which is in run-off.

In addition, throughout 2023 we further navigated an ever-evolving insurance landscape, as we transitioned away from the limitations of a carrier-based revenue model, towards wholesale agency, production-based revenue. This shift empowers us to foster greater agility in meeting the market demands of our customers, by providing A-rated capacity, while reducing exposure to market fluctuations, and enhancing stability in our bottom line.”

Conifer Holdings, Inc. Page 2

April 4, 2024

Strategic Shift to Non-Risk Bearing Revenue

In 2023, Conifer started shifting focus to its wholly owned managing general agency (“MGA”), Conifer Insurance Services (“CIS”). As a result, the Company expects 100% of future commercial gross written premium to run through its MGA. This move is intended to optimize Conifer’s resources and will complement a shift to primarily focus on commission revenues within its MGA.

Substantially all of the Company's commercial lines business is expected to be directly written by third-party insurers with A.M. Best ratings of A- or better starting in the second quarter of 2024. By leveraging these capacity providers, Conifer will ensure a sustainable business model going forward, more focused on commission revenue, and less so on risk retention through its operating subsidiaries. The Company does expect to continue underwriting the low-value homeowners business written in Texas, and the Midwest.

Utilizing third-party A-rated capacity providers for Conifer’s MGA-produced business will provide a much broader reach for existing profitable programs, which is expected to result in the production of substantially more premium volume for the agency segment and generate greater commission revenue overall over time.

Conifer Holdings, Inc. Page 3

April 4, 2024

2023 Fourth Quarter and Full Year Financial Results Overview

	At and for the Three Months Ended December 31,			At and for the Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
	(dollars in thousands, except share and per share amounts)

Gross written premiums	$24,398	$34,549	-29.4%	$143,834	$138,019	4.2%
Net written premiums	15,329	22,252	-31.1%	68,688	91,232	-24.7%
Net earned premiums	14,821	23,222	-36.2%	83,935	96,711	-13.2%

Net investment income	1,415	1,112	27.2%	5,526	3,043	81.6%
Net realized investment gains (losses)	(20)	-	**	(20)	(1,505)	**
Change in fair value of equity securities	13	(43)	**	608	403	**
Gain from VSRM Transaction	-	8,810	**	-	8,810	**
Loss portfolio transfer risk fee	-	(5,400)	**	-	(5,400)	**
Gain from sale of renewal rights	-	-		-	-
Other gains (losses)	-	(1)	**	-	59	**

Net income (loss)	(19,460)	2,111	**	(25,904)	(10,681)	**
Net income (loss) per share, diluted	$(1.59)	$0.17		$(2.12)	$(1.00)

Adjusted operating income (loss)*	(19,453)	(1,255)	**	(28,827)	(13,048)	**
Adjusted operating income (loss) per share, diluted*	$(1.59)	$(0.10)	**	$(2.36)	$(1.22)	**

Book value per common share outstanding	$0.24	$1.55		$0.24	$1.55

Weighted average shares outstanding, basic and diluted	12,222,881	12,215,479		12,220,511	10,692,090

Underwriting ratios:
Loss ratio (1)	191.1%	105.2%		97.8%	83.9%
Expense ratio (2)	40.6%	37.2%		37.1%	38.4%
Combined ratio (3)	231.7%	142.4%		134.9%	122.3%

Conifer Holdings, Inc. Page 4

April 4, 2024

Commercial Lines Financial and Operational Review

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
	(dollars in thousands)

Gross written premiums	$14,850	$28,571	-48.0%	$107,078	$116,868	-8.4%
Net written premiums	7,009	16,862	-58.4%	36,580	72,318	-49.4%
Net earned premiums	7,296	18,726	-61.0%	59,221	80,823	-26.7%

Underwriting ratios:
Loss ratio	316.7%	111.3%		105.7%	87.3%
Expense ratio	38.4%	37.6%		35.5%	37.9%
Combined ratio	355.1%	148.9%		141.2%	125.2%

Contribution to combined ratio from net (favorable) adverse prior year development	205.5%	32.6%		32.3%	29.4%

Accident year combined ratio (1)	149.6%	116.3%		108.9%	95.8%

The Company’s commercial lines of business represented 60.9% of total gross written premium in the fourth quarter of 2023.

Personal Lines Financial and Operational Review

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	% Change	2023	2022	% Change
	(dollars in thousands)

Gross written premiums	$9,548	$5,978	59.7%	$36,756	$21,151	73.8%
Net written premiums	8,320	5,390	54.4%	32,108	18,914	69.8%
Net earned premiums	7,525	4,496	67.4%	24,714	15,888	55.6%

Underwriting ratios:
Loss ratio	69.0%	79.7%		78.9%	66.9%
Expense ratio	42.7%	35.5%		40.7%	41.0%
Combined ratio	111.7%	115.2%		119.6%	107.9%

Contribution to combined ratio from net (favorable) adverse prior year development	(2.6)%	(0.5)%		-5.6%	2.6%

Accident year combined ratio	114.3%	115.7%		125.2%	105.3%

Personal lines, representing 39.1% of total gross written premium for the fourth quarter of 2023, consists largely of low-value dwelling homeowner’s insurance in Texas and the Midwest.

Conifer Holdings, Inc. Page 5

April 4, 2024

Personal lines gross written premium increased 59.7% to $9.5 million in the fourth quarter of 2023 compared to the prior year period, led by growth in the Company’s low-value dwelling line of business in Texas.

Combined Ratio Analysis

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

Underwriting ratios:
Loss ratio	191.1%	105.2%	97.8%	83.9%
Expense ratio	40.6%	37.2%	37.1%	38.4%
Combined ratio	231.7%	142.4%	134.9%	122.3%

Contribution to combined ratio from net (favorable)
adverse prior year development	100.0%	26.2%	21.2%	25.0%

Accident year combined ratio	131.7%	116.2%	113.7%	97.3%

Net Investment Income

Net investment income was $1.4 million during the quarter ended December 31, 2023, compared to $1.1 million in the prior year period. For the full year 2023, net investment income was $5.5 million, up from $3.0 million for the full year 2022.

Net Realized Investment Gains (Losses)

Net realized investment gains were largely flat during the fourth quarter of 2023, compared to the prior year period.

Change in Fair Value of Equity Securities

During the quarter, the Company reported a small gain from the change in fair value of equity investments of $13,000, compared to a loss of $43,000 in the prior year period. For the full year 2023, the Company reported a gain of $608,000, compared to $403,000 in 2022.

Net Income (Loss)

The Company reported net loss of $19.5 million, or $1.59 per share, for the fourth quarter of 2023.

Adjusted Operating Income (Loss)

In the fourth quarter of 2023, the Company reported an adjusted operating loss of $19.5 million, or $1.59 per share. See Definitions of Non-GAAP Measures.

Earnings Conference Call with Accompanying Slide Presentation

The Company will hold a conference call/webcast on Friday, April 5, 2024 at 8:30 a.m. ET to discuss results for the fourth quarter and year ended December 31, 2023.

Investors, analysts, employees and the general public are invited to listen to the conference call via:

Webcast: On the Event Calendar at IR.CNFRH.com

Conifer Holdings, Inc. Page 6

April 4, 2024

Conference Call: 844-868-8843 (domestic) or 412-317-6589 (international)

The webcast will be archived on the Conifer Holdings website and available for replay for at least one year.

About Conifer Holdings

Conifer Holdings, Inc. is a specialty insurance holding company, offering customized coverage solutions tailored to the needs of our insureds nationwide. Conifer is traded on The Nasdaq Capital Market under the symbol “CNFR”. Additional information is available on the Company’s website at www.CNFRH.com.

Definitions of Non-GAAP Measures

Conifer prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). Statutory data is prepared in accordance with statutory accounting rules as defined by the National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures Manual, and therefore is not reconciled to GAAP data.

We believe that investors’ understanding of Conifer’s performance is enhanced by our disclosure of adjusted operating income. Our method for calculating this measure may differ from that used by other companies and therefore comparability may be limited. We define adjusted operating income (loss), a non-GAAP measure, as net income (loss) excluding: 1) net realized investment gains and losses, 2) change in fair value of equity securities, 3) gain from VSRM Transaction, 4) Loss portfolio transfer risk fee, 5) Gain from sale of renewal rights and 6) Other gains (losses). We use adjusted operating income as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance.

Forward-Looking Statement

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance, and include Conifer’s expectations regarding premiums, earnings, its capital position, expansion, and growth strategies. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information. The forward-looking statements are qualified by important factors, risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those in the forward-looking statements, including those described in our form 10-K (“Item 1A Risk Factors”) filed with the SEC on April 1, 2024 and subsequent reports filed with or furnished to the SEC. Any forward-looking statement made by us in this report speaks only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable laws or regulations.

Conifer Holdings, Inc. Page 7

April 4, 2024

Reconciliations of adjusted operating income (loss) and adjusted operating income (loss) per share:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022

	(dollar in thousands, except share and per share amounts)

Net income (loss)	$(19,460)	$2,111	$(25,904)	$(10,681)
Less:
Net realized investment gains (losses)	(20)	-	(20)	(1,505)
Change in fair value of equity securities	13	(43)	608	403
Gain from VSRM Transaction	-	8,810	-	8,810
Loss portfolio transfer risk fee	-	(5,400)	-	(5,400)
Gain from sale of renewal rights	-	-	2,335	-
Other gains (losses)	-	(1)	-	59
Impact of fincome tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss)	$(19,453)	$(1,255)	$(28,827)	$(13,048)

Weighted average common shares, diluted	12,222,881	12,215,479	12,220,511	10,692,090

Diluted income (loss) per common share:
Net income (loss)	$(1.59)	$0.17	$(2.12)	$(1.00)
Less:
Net realized investment gains (losses)	-	-	-	(0.14)
Change in fair value of equity securities	-	(0.01)	0.05	0.04
Gain from VSRM Transaction	-	0.72	-	0.82
Loss portfolio transfer risk fee	-	(0.44)	-	(0.51)
Gain from sale of renewal rights	-	-	0.19	-
Other gains (losses)	-	-	-	0.01
Impact of income tax expense (benefit) from adjustments *	-	-	-	-
Adjusted operating income (loss), per share	$(1.59)	$(0.10)	$(2.36)	$(1.22)

* The Company has recorded a full valuation allowance against its deferred tax assets as of December 31, 2023 and 2022. As a result, there were no taxable impacts to adjusted operating income from the adjustments to net income (loss) in the table above after taking into account the use of NOLs and the change in the valuation allowance.

Conifer Holdings, Inc. Page 8

April 4, 2024

Conifer Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands)

	December 31,	December 31,
	2023	2022
Assets
Investment securities:
Debt securities, at fair value (amortized cost of $135,370 and $127,199, respectively)	$122,113	$110,201

Equity securities, at fair value (cost of $2,385 and $1,905, respectively)	2,354	1,267
Short-term investments, at fair value	20,838	25,929
Total investments	145,305	137,397

Cash and cash equivalents	11,125	28,035
Premiums and agents' balances receivable, net	29,369	21,802
Receivable from Affiliate	1,047	1,261
Reinsurance recoverables on unpaid losses	70,807	82,651
Reinsurance recoverables on paid losses	12,619	6,653
Prepaid reinsurance premiums	28,908	16,399
Deferred policy acquisition costs	6,285	10,290
Other assets	6,339	7,862
Total assets	$311,804	$312,350

Liabilities and Shareholders' Equity
Liabilities:
Unpaid losses and loss adjustment expenses	$174,612	$165,539
Unearned premiums	65,150	67,887
Reinsurance premiums payable	246	6,144
Debt	25,061	33,876
Funds held under reinsurance agreements	24,550	11,084
Premiums payable to other insureds	13986	-
Accounts payable and accrued expenses	5,310	8,870
Total liabilities	308,915	293,400

Commitments and contingencies	—	—

Shareholders' equity:
Preferred stock, no par value (10,000,000 shares authorized; 1,000 and 0 issued and outstanding, respectively)	6,000	-
Common stock, no par value (100,000,000 shares authorized; 12,215,849 and 9,707,817 issued and outstanding, respectively)	98,100	97,913
Accumulated deficit	(86,683)	(60,760)
Accumulated other comprehensive income (loss)	(14,528)	(18,203)
Total shareholders' equity	2,889	18,950
Total liabilities and shareholders' equity	$311,804	$312,350

Conifer Holdings, Inc. Page 9

April 4, 2024

Conifer Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Revenue and Other Income
Premiums
Gross earned premiums	$38,115	$34,454	$146,572	$135,401
Ceded earned premiums	(23,294)	(11,232)	(62,637)	(38,690)
Net earned premiums	14,821	23,222	83,935	96,711
Net investment income	1,415	1,112	5,526	3,043
Net realized investment gains (losses)	(20)	—	(20)	(1,505)
Change in fair value of equity securities	13	(43)	608	403
Gain from VSRM Transaction	-	8,810	-	8,810
Loss portfolio transfer risk fee	-	(5,400)	-	(5,400)
Gain from sale of renewal rights	-	—	2,335	—
Other gains (losses)	-	(1)	-	59
Agency commission income	4743	278	5680	1414
Other income	168	526	694	1,354
Total revenue and other income	21,140	28,504	98,758	104,889

Expenses
Losses and loss adjustment expenses, net	28,470	24,500	82,413	81,440
Policy acquisition costs	7,033	4,760	20,892	22,179
Operating expenses	4,095	5,779	17,891	18,789
Interest expense	845	755	3,206	2,971
Total expenses	40,443	35,794	124,402	125,379

Income (loss) before equity earnings in Affiliate and income taxes	(19,303)	(7,290)	(25,644)	(20,490)
Equity earnings in Affiliate, net of tax	(148)	-	(251)	368
Income tax expense (benefit)	9	(9,401)	9	(9,441)

Net income (loss)	(19,460)	2,111	(25,904)	(10,681)
Preferred stock dividends	19	-	19	-
Net income (loss) allocable to common shareholders	(19,441)	2,111	(25,885)	(10,681)

Earnings (loss) per common share, basic and diluted	$(1.59)	$0.17	$(2.12)	$(1.00)

Weighted average common shares outstanding, basic and diluted	12,222,881	12,215,479	12,220,511	10,692,090